UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: November 5, 2009

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(Address of principal executive offices, including zip code)

(303) 792-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On November 5, 2009, National CineMedia, Inc. (the “Company”) issued a press release announcing its financial results for the quarter and nine months ended October 1, 2009. A copy of the press release is furnished as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) On November 2, 2009, the Audit Committee of the Board of Directors of the Company, upon recommendation from management, concluded that the previously issued financial statements for the following periods and related audit reports of its independent registered public accounting firm should no longer be relied upon because of errors in such financial statements:

•	For the fiscal year ended January 1, 2009 included in Form 10-K originally filed on March 6, 2009;

•	For the period ended April 2, 2009 included in Form 10-Q originally filed on May 12, 2009; and

•	For the period ended July 2, 2009 included in Form 10-Q originally filed on August 7, 2009.

2008 10-K Restatement

The Company is filing the amendment to its Annual Report on Form 10-K for the fiscal year ended January 1, 2009 to restate its presentation of minority interest. During the fiscal year ended January 1, 2009, the Company presented minority interest, net of tax, in the Consolidated Statement of Operations based on the founding members’ proportionate share of outstanding membership units applied to National CineMedia, LLC’s (“NCM LLC”) consolidated net income. However, after review of Emerging Issues Task Force (“EITF”) No. 95-7, Implementation Issues Related to the Treatment of Minority Interests in Certain Real Estate Investment Trusts, the Company determined that the pronouncement was applicable to its presentation of minority interest. EITF No. 95-7 states that while the minority interest balance is negative, which was the case during 2008, the minority interest charge in our consolidated statement of operations should have been the greater of (1) the minority interest holders’ share of the operating partnership’s earnings for the year (if any) or (2) the amount of distributions to the minority interest holder during the year. During the fourth quarter of the fiscal year ended

January 1, 2009, the Company had a $16.3 million pre-tax non-cash charge related to an ineffective hedging instrument (as discussed in Note 1 to the Consolidated Financial Statements) as well as a $11.5 million pre-tax non-cash charge related to an investment in an affiliate (as discussed in Note 12 to the Consolidated Financial Statements). Without these discrete, non-operating charges in the fourth quarter of 2008, the founding member’s proportionate share of the subsidiary’s income before minority interests would have been higher and the guidance of EITF 95-7 would not have been applicable. As a result, the Company has restated its Consolidated Statement of Operations to include $14.9 million of distributions to noncontrolling interests in excess of their proportionate share of earnings, with a corresponding credit to additional paid in capital (deficit). The restatement has no effect on cash distributions paid to the members of NCM LLC, including amounts paid to the Company.

Beginning with the adoption of SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51 at the start of our 2009 fiscal year, EITF No. 95-7 has been nullified and the Company has returned to recording all distributions through equity in the same manner it had done prior to the restatement of the 2008 consolidated financial statements discussed above. SFAS No. 160 prohibited retrospective adoption.

2009 10-Q Restatements

The Company is filing the amendments to its Quarterly Report on Form 10-Q for the periods ended April 2, 2009 and July 2, 2009 to restate its presentation of noncontrolling interest. The Company had presented the balance at January 1, 2009 for noncontrolling interest as a deficit. However, after further review of the Financial Accounting Standards Board guidance for the presentation of noncontrolling interests in consolidated financial statements for periods prior to the Company’s adoption on January 2, 2009 of SFAS No. 160, the Company determined that the measurement provisions of SFAS No. 160, which allow for a noncontrolling interest to be shown as a deficit, should not have been applied retrospectively. Therefore, the balance at January 1, 2009 and prior periods thereto for noncontrolling interest should have been zero, which also impacted the balance at April 2, 2009 and July 2, 2009. The guidance was adopted prospectively on January 2, 2009 and there was no impact to 2008. Further, the amendment to the Company’s Form 10-K for the fiscal year ended January 1, 2009 as described above had an impact on the beginning balance for retained earnings (distributions in excess of earnings). As a result, the Company has restated its noncontrolling interest and retained earnings (distributions in excess of earnings) in the Condensed Consolidated Balance Sheets and the Condensed Consolidated Statements of Equity/(Deficit) and Comprehensive Income with a corresponding impact to additional paid in capital (deficit). There is no change to Total Equity/(Deficit) or to the Condensed Consolidated Statements of Operations (including a discussion of OIBDA).

The Audit Committee of the Board of Directors of the Company have discussed the disclosures contained herein with the Company’s independent registered public accounting firm, Deloitte & Touche LLP.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of National CineMedia, Inc. dated November 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: November 5, 2009	By:	/s/ RALPH E. HARDY
Ralph E. Hardy Executive Vice President, General Counsel and Secretary

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